Exhibit 10.3

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$695,014.42	03-21-2012	03-21-2016	10968623	4a		***

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	East El Paso Physicians’ Medical Center, LLC	Lender:	Legacy Bank
	(TIN: 26-1281512)		OKC May
	Foundation Surgery Affiliates, LLC		2801 W Memorial
	(TIN: 80-0322719)		Oklahoma City, OK 73134
14000 N PORTLAND AVE STE 205 OKLAHOMA CITY, OK 73134-4004

Principal Amount: $695,014.42	Date of Agreement: 03-21-2014

DESCRIPTION OF EXISTING INDEBTEDNESS. Lender Note #10968623, dated 03-21-2012, with an original Principal amount of $1,000,000.00.

DESCRIPTION OF COLLATERAL. All Collateral granted and cross-pledged.

DESCRIPTION OF CHANGE IN TERMS. Modifying payment and maturity terms. Collecting a CIT fee of $500.00. Adding a co-borrower and replacing a guarantor on the Note, with the execution of this Agreement.

PROMISE TO PAY. East El Paso Physicians’ Medical Center, LLC; and Foundation Surgery Affiliates, LLC (“Borrower”) jointly and severally promise to pay to Legacy Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Six Hundred Ninety-five Thousand Fourteen & 42/100 Dollars ($695,014. 42), together with interest on the unpaid principal balance from March 31, 2014, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in this paragraph: 23 monthly consecutive principal and interest payments in the initial amount of $23,755.22 each, beginning April 21, 2014, with interest calculated on the unpaid principal balances using an interest rate based on the minimum prime lending rate for large U.S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal (currently 3.250%), plus a margin of 1.500 percentage points, the sum rounded up to the nearest 0.001, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 6. 500% per annum based on a year of 360 days; and one principal and interest payment of $207,503.27 on March 21, 2016, with interest calculated on the unpaid principal balances using an interest rate based on the minimum prime lending rate for large U.S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal (currently 3.250%), plus a margin of 1.500 percentage points, the sum rounded up to the nearest 0.001, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 6.500% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts on this loan. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the minimum prime lending rate for large U.S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. The interest rate or rates to be applied to the unpaid principal balance during this loan will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Agreement, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this loan be less than 6.500% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, Including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Legacy Bank, OKC May, 2801 W Memorial, Oklahoma City, OK 73134.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $23.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by adding an additional 5.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this loan would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Agreement. However. in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Any guarantor or Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of any guarantor’s or Borrower’s property or ability to perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution or Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower’s existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Credit or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the

Loan No: 10968623	CHANGE IN TERMS AGREEMENT (Continued)	Page 2

Indebtedness. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the lndebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured it Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Oklahoma without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Oklahoma.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or other payment order including any preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff on all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Collateral securing other loans with Lender may also secure this loan. To the extent collateral previously has been given to Lender by any person which may secure this Indebtedness, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods will not secure this Indebtedness. In addition, if any collateral requires the giving of a right of rescission under Truth in Lending for this Indebtedness, such collateral also will not secure this Indebtedness unless and until all required notices of that right have been given.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the Intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

DOCUMENTATION/INFORMATION FEE. Lender may require additional documentation or information related to this Indebtedness from the Borrower for loan security or file documentation as deemed appropriate and at the sole discretion of Lender or in accordance with covenants described in the Loan Agreement. In the event Borrower fails to provide requested documentation or information within 60 days from written request by Lender, a fee may be assessed for each incidence in an amount which is the greater of $100.00 or ..03% (.0003) of the outstanding principal balance of the Indebtedness for each incidence. Said fee, if not paid when incurred, will be added to the principal of this Indebtedness.

ADDITIONAL FEES. Borrower(s) agrees to pay any and all fees or costs associated with this indebtedness as deemed necessary by Lender, for file documentation or security perfection. These additional fees or costs, may include, but not be limited to, attorney fees, appraisal fees, title fees, filing and recording fees, or abstracting fees. Said fees, if required for Borrower(s) specific loan, if not paid when incurred, will be added to the principal of this indebtedness.

ADVANCES. Notwithstanding any other provision of this Agreement, Borrower acknowledges and agrees that all Advances shall be used for the stated purpose as specified in each application for Advance. Borrower further acknowledges and agrees that Advances shall not be made by Lender to any deposit account owned by Borrower, or, when applicable, a related entity of Borrower, which is held at a financial institution other than that of Lender’s.

TIMELY ADVANCES. After appropriate written request from Borrower for an advance of funds on this indebtedness. Lender shall have a reasonable time to consider approval and process of the advance request. While Lender will use reasonable effort to fund the advance as soon as feasible, Borrower understands and agrees that a reasonable time may be up to 72 hours from the time of delivery of the request, not including non-business days, such as weekends or holidays. If delays are expected beyond 72 hours, Lender will notify Borrower of the delay and expected funding date and time.

CROSS PLEDGE/CROSS COLLATERALIZED. This Note is Cross Pledged and Cross Collateralized with all other Notes and Collateral between Borrower, Guarantors, Grantors, and Lender.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Legacy Bank, OKC May, 2801 W Memorial, Oklahoma City, OK 73134.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness: (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

Loan No: 10968623	CHANGE IN TERMS AGREEMENT (Continued)	Page 3

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC

By:	/s/ Stanton M Nelson
Stanton M Nelson, Manager of East El Paso Physicians’ Medical Center, LLC

FOUNDATION SURGERY AFFILIATES, LLC

FOUNDATION HEALTHCARE, INC., Manager of Foundation Surgery Affiliates, LLC

By:	/s/ Stanton M Nelson
Stanton M Nelson, Chief Executive Officer of Foundation Healthcare, Inc.

LENDER:

LEGACY BANK

X	/s/ Richard Horton
Authorized Signer